ARGYLE SECURITY, INC.

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT made as of __________________, 200_, by and between Argyle Security, Inc., a Delaware corporation (the “Company”), and _________________ (the “Awardee”).

WITNESSETH:

WHEREAS, the Company has adopted the Argyle Security, Inc. 2007 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the award to the Awardee of shares of Restricted Stock (“Restricted Shares”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.

2. Award of Restricted Shares.

The Committee hereby awards to the Awardee [insert # of shares] Restricted Shares. All such Restricted Shares shall be subject to the transferability restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Stock Certificates.

The Awardee hereby acknowledges that [insert #] stock certificates for

Restricted Shares are hereby awarded to the Awardee hereunder, each bearing the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and Argyle Security, Inc., effective as of _______________, 200__. Copies of such Agreement are on file in the offices of the Secretary, Argyle Security, Inc., 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.

4. Vesting.

The Restricted Shares shall vest, no longer be subject to Restrictions and become transferable pursuant to the terms of the Plan pursuant to the following schedule:

Insert Vesting Schedule/Performance Goals

5. Termination of Employment.

Sections 6.2, 6.4 and 6.5 of the Plan shall control.

6. Restriction on Transferability.

The Restricted Shares shall not be transferable unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained in Section 4.

7. Voting and Dividend Rights.

The Awardee shall have the voting and dividend rights of a shareholder of Common Stock with respect to the Restricted Shares; provided, however, that dividends paid in shares of Common Stock shall be deposited with the Company, together with a stock power endorsed in blank or other appropriate instrument of transfer and shall be subject to the same Restrictions as the Restricted Shares.

8. Regulation by the Committee.

This Agreement and the Restricted Shares shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

9. Withholding.
If the Company or an Affiliate shall be required to withhold any amounts in connection with the Awardee’s Restricted Stock Award by reason of any federal, state or local tax rules or regulations, the Company or Affiliate shall be entitled to deduct and withhold such amounts.

10. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Shares shall be effective without the prior written consent of the Awardee.

11. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

12. Effective Date of Award.

The award of each Restricted Share under this Agreement shall be effective as of the date first written above.

13. Awardee Acknowledgment.

By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ATTEST:	ARGYLE SECURITY, INC.
By:

Its:

, Awardee [Name]